SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

CAPE BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-33934	26-1294270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey 08210
(Address of principal executive offices)

(609) 465-5600
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreement with Michael D. Devlin.  On October 1, 2010, Cape Bank entered into an employment agreement with Michael D. Devlin, Chief Executive Officer and President of Cape Bank.  The term of the employment agreement is two years, commencing on October 1, 2010.  Within 90 days prior to the anniversary date of the agreement, the disinterested members of the board of directors of Cape Bank will conduct a comprehensive performance evaluation for purposes of determining whether to extend the term of the agreement for an additional year.  If the board of directors determines not to extend the term, the agreement will end twelve months following the agreement’s anniversary date.  In the event that at any time prior to the agreement’s anniversary date, Cape Bank or Cape Bancorp, Inc. enters into an agreement to effect a transaction which would be considered a change in control, the employment agreement will terminate two years following the date on which the change in control occurs.

The agreement provides for a base salary of $300,000.  In addition, Mr. Devlin will be entitled to participate in incentive compensation and bonus plans and employee benefit plans of Cape Bank.  Mr. Devlin will also be entitled to reimbursement of business expenses, including fees for memberships in organizations that Mr. Devlin and Cape Bank mutually agree are necessary and appropriate in connection with the performance of his duties.

In the event of Mr. Devlin’s death, Mr. Devlin’s estate or beneficiary will receive Mr. Devlin’s compensation due through the last day of the calendar month in which the death occurs and Cape Bank will continue to provide for Mr. Devlin’s family non-taxable medical and dental benefits for one year after Mr. Devlin’s death.  In the event of Mr. Devlin’s disability, Mr. Devlin will be entitled to life insurance and non-taxable medical and dental coverage for two years after the agreement’s termination due to disability, provided that, if earlier, such medical and dental coverage will cease on the date Mr. Devlin becomes eligible for Medicare, unless Mr. Devlin is covered by family coverage or coverage for self and spouse, in which case Mr. Devlin’s family or spouse will continue to be covered for the remainder of the two-year period.  In the event of Mr. Devlin’s voluntarily termination of his employment, Mr. Devlin will receive his compensation and vested rights and benefits to the date of his termination.  In the event the board of directors terminates Mr. Devlin’s employment without cause or Mr. Devlin terminates his employment within sixty days following an event constituting “good reason,” Mr. Devlin will be entitled to a lump-sum cash payment equal to two times his base salary and average bonus earned during the three years prior to the year in which the termination occurs.  The following circumstances constitute “good reason”:  (A) the failure to elect or reelect or to appoint or reappoint Mr. Devlin to his executive position, or a material change in his position which would cause his position to become one of lesser responsibility, importance or scope of authority, (B) a liquidation or dissolution of Cape Bank; (C) a reduction in his salary or benefits other than as part of an employee-wide reduction; (D) a relocation of his principal place of employment by more than 50 miles from its location as of the date of the agreement; or (E) a material breach of the agreement.  In addition, Mr. Devlin will be entitled, at no expense to him, to the continuation of substantially comparable life, medical and dental coverage for two years following his date of termination, provided that, if earlier, such medical and dental coverage will cease on the date Mr. Devlin becomes eligible for Medicare unless he is covered by family coverage or coverage for self and spouse, in which case Mr. Devlin’s family or spouse will continue to be covered for the remainder of the two-year period, or the date on which he obtains substantially similar coverage from another employer.  In the event Cape Bank terminates Mr. Devlin’s employment without cause or Mr. Devlin voluntarily terminates his employment with good reason within one year after a change in control of Cape Bank or Cape Bancorp, Inc., Mr. Devlin will be entitled to the same severance benefits as those described above.  In the event the payment or provision of benefits in kind would be deemed illegal or subject to taxes or penalties, such benefits will be replaced with a cash lump sum payment, to the extent permitted by law.

The agreement provides that for one year following Mr. Devlin’s termination (other than termination of employment following a change in control), Mr. Devlin agrees not to (i) compete with Cape Bank or Cape Bancorp, Inc. within 25 miles of the locations in which Cape Bank or Cape Bancorp, Inc. has business operations or has filed an application for regulatory approval to establish an office; (ii)  directly or indirectly solicit any officer or employee to terminate their employment with Cape Bank or Cape Bancorp, Inc. and accept employment with or become affiliated with or provide services to a business that competes with the business of Cape Bank, Cape Bancorp, Inc. or any subsidiary or affiliate that has headquarters or offices within 25 miles of any location in which Cape Bank or Cape Bancorp, Inc. has business operations or has filed an application for regulatory approval to establish an office; or (iii) solicit or cause any customer of Cape Bank to terminate an existing business or commercial relationship with Cape Bank.

The foregoing description of the employment agreement with Mr. Devlin is qualified in its entirety by reference to the employment agreement that is attached hereto as Exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Change in Control Agreements.  Cape Bank entered into change in control agreements with several officers, including the following executive officers: Guy Hackney, Senior Vice President and Chief Financial Officer, James McGowan, Jr., Executive Vice President and Chief Credit Officer, Michele Pollack, Executive Vice President and Chief Lending Officer, and Donald Dodson, Senior Vice President and Regional Manager, Commercial Loans.  The change in control agreements for Messrs. Hackney and Dodson replace the respective change in control agreements to which each is currently a party.  The term of each of the agreements is 12 months, commencing on October 1, 2010.  Within 90 days prior to the anniversary date of the agreements, the disinterested members of the board of directors of Cape Bank will conduct a comprehensive performance evaluation for purposes of determining whether to extend the term of the agreements.  If the board of directors determines not to extend the term of any of the agreements, such agreements will end on the anniversary date of the agreements.  In the event that at any time prior to the agreements’ anniversary date, Cape Bank or Cape Bancorp, Inc. enters into an agreement to effect a transaction which would be considered a change in control, the agreements will terminate twelve months following the date on which the change in control occurs.

In the event of termination of employment within twelve months following a change in control and during the term of the agreements by Cape Bank for other than cause, or by the executive for “good reason,” as defined in the agreements, then Cape Bank will pay the executive as severance pay a lump-sum cash payment equal to two times (one time for Mr. Dodson) the executive’s base salary and average bonus earned during the three years prior to the year in which the termination occurs.  Severance benefits will be payable within ten calendar days of the executive’s termination.  In addition, each executive will be entitled, at no expense to him or her, to the continuation of substantially comparable life, medical and dental coverage for two years (one year for Mr. Dodson) following the date of termination, provided that, if earlier, such medical and dental coverage will cease on the date the executive becomes eligible for Medicare unless he or she is covered by family coverage or coverage for self and spouse, in which case the executive’s family or spouse will continue to be covered for the remainder of the two-year (one-year for Mr. Dodson) period.  In the event the payment or provision of benefits in kind would be deemed illegal or subject to taxes or penalties, such benefits will be replaced with a cash lump sum payment, to the extent permitted by law.

Each agreement provides that for one year following the termination of employment for which the executive is entitled to a benefit, the executive agrees not to (i) solicit or take any other action intended to have the effect of causing any officer or employee of Cape Bank or Cape Bancorp, Inc. to terminate employment and accept employment with or become affiliated with or provide services to a business that competes with the business of Cape Bank, Cape Bancorp, Inc. or any subsidiary or affiliate that has headquarters or offices within 25 miles of any location in which Cape Bank or Cape Bancorp, Inc. has business operations or has filed an application for regulatory approval to establish an office; or (ii)  solicit or take any other action intended to cause any customer of Cape Bank to terminate an existing business or commercial relationship with Cape Bank.

The foregoing description of the change in control agreements with Messrs. Hackney and McGowan, Jr., Ms. Pollack and Mr. Dodson are qualified in their entirety by reference to the change in control agreements that are attached hereto as Exhibits 10.2, 10.3, 10.4, and 10.5 of this Current Report on Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions: None

(d)	Exhibits:

Exhibit Number	Description

Exhibit 10.1	Employment Agreement between Cape Bank and Michael Devlin

Exhibit 10.2	Executive Change in Control Agreement between Cape Bank and Guy Hackney

Exhibit 10.3	Executive Change in Control Agreement between Cape Bank and James McGowan, Jr.

Exhibit 10.4	Executive Change in Control Agreement between Cape Bank and Michele Pollack

Exhibit 10.5	Change in Control Agreement between Cape Bank and Donald Dodson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPE BANCORP, INC.

Date: October 6, 2010	By:	/s/ Guy Hackney
Guy Hackney
Chief Financial Officer
(Duly Authorized Representative)